Exhibit 99.1

NEWS RELEASE

RAMBUS RAISES FIRST QUARTER REVENUE GUIDANCE

LOS ALTOS, Calif. — March 21, 2006 — Rambus Inc. (Nasdaq:RMBS), one of the world’s premier technology licensing companies specializing in high-speed chip interfaces, announced today that it has revised its first-quarter revenue expectation, raising the range to $45 to 48 million. This compares with the previous expectation of $41 to 43 million for the quarter ending March 31, 2006.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip interfaces. Since its founding in 1990, the company’s patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ technology and products solve customers’ most complex chip and system-level interface challenges enabling unprecedented performance in computing, communications and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as its family of leadership and industry-standard interface products. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan and Taiwan. Additional information is available at www.rambus.com.

Safe Harbor Statement

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs, and certain assumptions made by the Company’s management. Actual results may differ materially. Our business generally is subject to a number of risks which are described more fully in our SEC filings including our 10-K and 10-Qs.

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Contacts:

Linda Ashmore

Rambus Public Relations

(650) 947-5411

lashmore@rambus.com

Nicole Noutsios

Rambus Investor Relations

(650) 947-5050

nnoutsios@rambus.com

Rambus and the Rambus logo are registered trademarks of Rambus Inc.